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                                  SUBLEASE AGREEMENT



I.  DEFINED TERMS

Base Rent:

    A.   From Phase I Commencement Date:

                   Monthly:   $67,950.00
                   Annually:  $815,400.00

         From Phase II Commencement Date:

                   Monthly:   $135,900.00
                   Annually:  $1,630,800.00

    B. From the first annual anniversary of the Commencement Date (Phase I) through the date preceding the second annual anniversary of the Commencement
Date:

                   Monthly:   $141,336.00
                   Annually:  $1,696,032.00

    C. From the second annual anniversary of the Commencement Date (Phase I) through the date preceding the third annual anniversary of the Commencement
Date:

                   Monthly:   $146,772.00
                   Annually:  $1,761,264.00

    D. From the third annual anniversary of the Commencement Date (Phase I) through the date preceding the fourth annual anniversary of the Commencement
Date:

                   Monthly:   $152,208.00
                   Annually:  $1,826,496.00

    E. From the fourth annual anniversary of the Commencement Date (Phase I) through the date preceding the fifth annual anniversary of the Commencement
Date:

                   Monthly:   $157,644.00
                   Annually:  $1,891,728.00


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    F.   From the fifth annual anniversary of the Commencement Date (Phase I)
through the date preceding the sixth annual anniversary of the Commencement
Date:

                   Monthly:   $163,080.00
                   Annually:  $1,956,960.00

    G. From the sixth annual anniversary of the Commencement Date (Phase I) through March 31, 2004:

                   Monthly:   $168,516.00
                   Annually:  $2,022,192.00

Broker:            Sublessor's Broker:   CPS Realty
                   Sublessee's Broker:  Ernst & Young Kenneth Leventhal

Building:          3420 Central Expressway
                   Santa Clara, California

Document Date:     September 11, 1997.

Expiration
Date:              March 31, 2004.

Landlord:          Sobrato Interests, a California general partnership

Master
Lease:             Dated as of March 10, 1989.

Permitted
Uses: General office use, developing, assembling, operating and selling computers and computer parts, accessories, manuals and software.

Premises:          Improved real property as more particularly described in the
                   Master Lease, attached hereto as EXHIBIT A, consisting of approximately 108,720 rentable square feet.

Commencement Date/
Occupancy Date:

    Phase I: Upon the earlier to occur of: (i) the date the Phase I portion of the Sublet Space is Ready


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                        for Occupancy (as defined in the Work Letter), or (ii)
                        January 1, 1998; provided, however, that such January 1, 1998 date shall be extended one (1) day for each day after November 1, 1997 that Sublessor delivers possession of the Phase I portion of the Sublet Space to Sublessee.

    Phase II:           If the Sublessee constructs the Phase II Improvements,
                        the Phase II Commencement Date shall be upon the earlier to occur of (i) the date the Phase II portion of the Sublet Space is Ready for Occupancy, or (ii)
                        January 1, 1999; provided, however, that such January
                        1, 1999 date shall be extended one (1) day for each day after October 1, 1998 that Sublessor delivers possession of the Phase II portion of the Sublet Space to Sublessee. If the Sublessor constructs the Phase II
                        Improvements, the Phase II Commencement Date shall occur upon the date the Phase II portion of the Sublet
                        Space is Ready for Occupancy.

Security
Deposit:           $136,000.00

Sublessee:         Yahoo!, a California corporation

Sublessee's
Address:           Yahoo!
                   3400 Central Expressway, Suite 201
                   Santa Clara, California 95051
                   Attn: Mr. Gary Valenzuela
                   Phone:  (408) 731-3350

Sublessee's
Share:

    A.   From Phase I Commencement Date:

                   50% of the total Rentable Area of the Building

    B.   From Phase II Commencement Date:


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                   100% of the total Rentable Area of the Building

Sublessor:    AMDAHL CORPORATION, a Delaware corporation

Sublessor's
Address:      1250 East Arques Avenue
              Mail Stop 110
              P.O. Box 3470
              Sunnyvale, California 94088-3470
              Attn: Director, Corporate Real Estate
              Phone:  (408) 746-6639

Sublet Space:

Phase I: That portion of the Premises covering the second floor of the Building, as more particularly described in the Sublet Space Floor Plan, attached hereto as EXHIBIT B, consisting of approximately 54,360 rentable square feet. Sublessee acknowledges that the above-described square footage for the Phase I portion of the Sublet Space includes an approximately 40 square foot security closet located on the second floor which serves the entire building.

Phase II:     That portion of the Premises covering the first floor of the
              Building, as more particularly described in the Sublet Space
              Floor Plan, attached hereto as EXHIBIT C, consisting of approximately 54,360 rentable square feet, and together with Phase I Sublet Space, consisting of approximately 108,720 rentable square feet.

Term: The period commencing on the Phase I Commencement Date and ending on the Expiration Date, unless terminated earlier in accordance with its terms.

Exhibits:     EXHIBIT A - Master Lease
              EXHIBIT B - Phase I: Sublet Space Floor Plan
              EXHIBIT C - Phase II: Sublet Space Floor Plan
              EXHIBIT D - Commencement Date Memorandum
              EXHIBIT E - Work Letter

                                         II.

         THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Document Date by and between Sublessor and Sublessee.

         THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

         a. Sublessor is presently a lessee of the Premises in the Building pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as EXHIBIT A.

         b. Sublessor desires to sublease the Sublet Space to Sublessee and Sublessee desires to sublease the Sublet Space from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

         c. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

         1. SUBLEASE. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Sublet Space for the Term upon all of the terms, covenants and conditions herein contained. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") on the Sublet Space constructed and/or owned by Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, "Sublet Space" shall include the Sublet Space and the Improvements. If Sublessor, for any reason whatsoever, cannot deliver possession of the Phase I portion of the Sublet Space to Sublessee on or before January 1, 1998, this Sublease shall not be void or voidable nor shall Sublessor be liable to Sublessee for any resulting loss or damages of any kind, consequential or otherwise. Notwithstanding any provision in this Sublease to the contrary, if the Phase II Improvements for the Sublet Space are being constructed by Sublessor, and if the Commencement Date for Phase II of the Sublet Space has not occurred by March 31, 1999 (which date shall be extended one day for each event of Sublessee Delay), then Sublessee, by written notice to Sublessor given within ten (10) business days after March 31, 1999, may terminate this Sublease without any liability to Sublessor. In any event, if the Phase I Commencement Date is other than January 1, 1998, or the Phase II Commencement Date is other than January 1, 1999, then Sublessor and Sublessee shall execute a Commencement Date Memorandum in the form attached hereto as EXHIBIT D evidencing the relevant actual commencement date.

         2.   CONDITION OF SUBLET SPACE.

              a. PHYSICAL CONDITION. As of the Document Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee's own investigation of the Sublet Space and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, polychlorinated biphenyls (PCB) and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Sublet Space and Sublessee's willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Sublet Space except on an "as is" basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublet Space. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Sublet Space; provided, however, Sublessor shall deliver the Sublet Space to Sublessee in broom clean condition and with all the improvements contemplated in Section 17 completed.

              b. FURTHER INSPECTION. Sublessee represents and warrants to Sublessor that as of the Document Date Sublessee shall examine and inspect all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Sublet Space for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied.

         3.   SUBLEASE SUBJECT TO MASTER LEASE.

              a. INCLUSIONS. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in SectionE3.b herein, modified as appropriate in the circumstances so as to make such Articles, and any Sections contained therein, applicable only to the subleasing hereunder by Sublessor of the particular Sublet Space covered hereby. Whenever the word "Premises" is used in the Master Lease, for purposes of this Sublease, the word Sublet Space shall be substituted. Sublessee shall be subject to, bound by and comply with all of said Articles and Sections of the Master Lease with respect to the Sublet Space and shall satisfy all applicable terms and conditions of the Master Lease relating to the Sublet Space for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this

Sublease, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the aforesaid Articles and Sections of the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease. Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no written notices of default have been sent by Sublessor to Landlord, or received by Sublessor from Landlord, with respect to the Master Lease, nor to the current actual knowledge of Sublessor has any event or condition occurred which, with the passing of time or the giving of notice, would result in an Event of Default by Sublessor under the Master Lease. If Sublessor receives a written notice from Landlord that an Event of Default by Sublessor under the Master Lease has occurred, Sublessor shall deliver a true and correct copy of such written notice to Sublessee within five (5) business days of Sublessor's receipt thereof.

              b. EXCLUSIONS. The terms and provisions of the following Sections and portions of the Master Lease are not incorporated into this
Sublease: 4, Landlord's obligations under Sections 5 and 6; Sections 30, 31 and 36; First Addendum to Lease.

              c. TIME FOR NOTICE. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

         4. LANDLORD'S OBLIGATIONS. It shall be the obligation of Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made in the Master Lease. Sublessee acknowledges that Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants; provided, however, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Landlord under the Master Lease (without requiring Sublessor to spend more than a nominal sum, which nominal sum shall be limited to all costs associated with the preparation of and transmittal to Landlord of documentation from Sublessor or Sublessee's attorneys determining the obligations to be performed by Landlord under the Master Lease). If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Landlord with respect to the portion of the Premises then occupied by Sublessee ("Action"), Sublessee shall have the right to take such Action in its own name, and for that purpose and only to such extent, all of the rights of Sublessor as tenant under the Master Lease are hereby conferred upon and assigned to Sublessee, and Sublessee shall be subrogated to such rights to the extent that the same shall apply to the portion of the Premises then occupied by Sublessee. If any Action against Landlord in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld; and provided, further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, liabilities, obligations, losses, damages, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or suffer by reason of such Action, except to the extent incurred or suffered by reason of Sublessor's negligent acts or omissions. Sublessor hereby agrees to perform its obligations as tenant under the Master Lease if and to the extent those obligations are not assumed by Sublessee pursuant to the terms of this Sublease. If a default by Landlord under the terms of the Master Lease shall result in the excuse of Sublessor from the performance of any of its obligations to be performed under the Master Lease or result in any reduction or abatement in the base rent or additional rent to be paid by Sublessor thereunder, then Sublessee shall be excused from the performance of a corresponding obligation and/or shall be entitled to a proportionate reduction in or abatement of the Rent to be paid by Sublessee hereunder.

         5.   RENT.

              a. INITIAL RENT. Upon execution hereof, Sublessee shall deliver the first month's Base Rent to Sublessor, to be applied against Sublessee's first obligation to pay Base Rent hereunder. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing on the Phase I Commencement Date without being invoiced by Sublessor. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on the number of days in such month. All installments of Base Rent shall be delivered to Sublessor's Address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever.

              b. NET RENTAL. Except for services specifically requested by Sublessor for the sole benefit of Sublessor, Sublessee shall be responsible for Sublessee's Share of all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease (except for Base Rent, as defined in the Master Lease) including, but not limited to, additional rent, operating costs, and tax costs, all as defined in the Master Lease, except for utilities, which in 1998 only shall be billed at the same rate per square foot that Sublessee currently pays at 3400 Central Expressway, Suite
201. That current utility rate will be defined as the twelve (12) month period beginning January 1, 1997 and ending December 31, 1997. As hereinafter used, "Rent" shall include Base Rent and all additional charges to be paid by Sublessee pursuant to this Section 5.b. In the event Sublessee shall require additional services beyond those standard services provided in the Master Lease, then Sublessee shall pay the costs of those services. Sublessor shall deliver to Sublessee invoices for services provided to the Sublet Space. Sublessee shall pay the amounts due under such invoices directly to the service provider prior to or on the date that such payments are due.

              c. INTEREST. Any payment of Rent or other amount from Sublessee to Sublessor in this Sublease which is not paid on the date due shall accrue interest from the date due until the date paid at an annual rate of ten percent (10%) (the "Interest Rate"). This Section 5 shall not relieve Sublessee of Sublessee's obligation to pay any amount owing hereunder at the time and in the manner provided.

         6. SECURITY DEPOSIT. Upon execution hereof, Sublessee shall deposit the Security Deposit with Sublessor. The Security Deposit shall secure Sublessee's obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Sublet Space and repair damages thereto, to surrender the Sublet Space to Sublessor in clean condition and repair upon termination of this Sublease and to discharge Sublessee's other obligations hereunder. Sublessor may use and commingle the Security Deposit with other funds of Sublessor. If Sublessee fails to perform Sublessee's obligations hereunder, Sublessor may, but without any obligation to do so, apply all or any portion of the Security Deposit towards fulfillment of Sublessee's unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee's failure to remit to Sublessor a sufficient amount in cash to restore the Security Deposit to the original amount within five (5) days after receipt of Sublessor's written demand to do so shall constitute an event of default. Upon termination of this Sublease, if Sublessee has then performed all of Sublessee's obligations hereunder, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee's obligations hereunder, to Sublessee without payment of interest.

         7. USE. The Sublet Space is to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor. In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease.

         8. ASSIGNMENT AND SUBLETTING. Sublessee shall not sell, assign, encumber, sublease or otherwise transfer by operation of law or otherwise the Sublet Space or this Sublease without Sublessor's and Landlord's consent. Sublessor's consent shall not be unreasonably withheld or delayed. Any such sale, assignment, encumbrance, sublease or other transfer in violation of the terms of this Sublease shall be void and shall be of no force or effect.

         9. ALTERATIONS. Except with respect to the Phase I Improvements and Phase II Improvements, which shall be performed in accordance with the terms of the Work Letter attached hereto as EXHIBIT E, Sublessee shall not make, or suffer to be made, any alteration or addition to the Sublet Space, or any part thereof, without the written consent of Sublessor and Landlord first had and obtained, which shall not be unreasonably withheld and shall be based upon Sublessee's delivering to Sublessor and Landlord the proposed architectural and structural plans for all such alterations; Sublessee shall deliver such plans to Sublessor and Landlord at least ten (10) days prior to the date upon which Sublessee wishes to begin such work and Sublessor and Landlord shall have ten
(10) days after receipt of same to approve or reject such alterations or additions, such approval shall not be unreasonably withheld. In addition, Sublessee shall not be required to obtain Sublessor's consent to any nonstructural alteration costing less than $10,000.00. Any alterations, improvements or additions made or paid for by Sublessee which are not permanently attached to the building shall remain the property of Sublessee and Sublessee may remove such alterations, improvements or additions at any time during the Term hereof, provided Sublessee repairs any damage caused by such removal. Sublessee agrees that it will not proceed to make such alterations or additions until three (3) days from the receipt of such consent, in order that Landlord and Sublessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Sublessee's improvements.

Sublessee will at all times permit such notices to be posted and to remain posted until the completion of work.

         10.  DAMAGE AND DESTRUCTION.

              a. TERMINATION OF MASTER LEASE. If the Sublet Space is damaged or destroyed and Landlord exercises any option it may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease and the relevant event of damage or destruction occurs after the Phase II Commencement Date, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease.

              b. CONTINUATION OF SUBLEASE. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect and Sublessee shall be entitled to any reduction or abatement of Base Rent in an amount in proportion to the corresponding reduction in base rent for the Sublet Space which Sublessor receives under the Master Lease. Sublessor shall diligently enforce any obligation of Landlord to rebuild the Sublet Space in accordance with the Master Lease; and (ii) Sublessor shall make available to Sublessee any insurance proceeds Sublessor receives as a result of such damage or destruction.

         11.  EMINENT DOMAIN.

              a. TOTAL CONDEMNATION. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent shall be adjusted to the date of termination.

              b. PARTIAL CONDEMNATION. If any portion of the Premises is Condemned, and Landlord exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Premises unusable for Sublessee's business, as reasonably determined by Sublessor. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect. Sublessor shall diligently enforce any rights under the Master Lease to require Lessor to rebuild the Premises. Base Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the

Premises as a result of the Premises being Condemned. Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

              c. SUBLESSEE'S AWARD. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

         12. INSURANCE. All insurance policies required to be carried by Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

         13. BROKERAGE COMMISSION. Sublessor shall pay a brokerage commission to Sublessor's Broker for Sublessee's subletting of the Sublet Space as provided for in a separate agreement between Sublessor and Sublessor's Broker. Sublessee warrants for the benefit of Sublessor that its sole contact with Sublessor or the Sublet Space in connection with this transaction has been directly with Sublessor, Sublessor's Broker and Sublessee's Broker. Sublessee further warrants for the benefit of Sublessor that no broker or finder other than Sublessee's Broker can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Sublessee with respect to the other party or the Sublet Space. Sublessee and Sublessor shall each indemnify, defend by counsel acceptable to the other party and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder, other than any claims by such party's broker in connection with the Sublet Space and this Sublease. Sublessor shall pay a commission to Sublessee's Broker in the amount of $261,500, one half of which shall be due and payable upon execution of this Sublease, and the second half of which shall be due and payable upon occupancy by Sublessee of the Phase I portion of the Sublet Space.

         14.  SUBLESSEE'S INDEMNITY.

              a. Except to the extent caused by the gross negligence of Sublessor, or its agents, contractors or employees, Sublessee shall defend, indemnify and hold harmless Sublessor, its partners, employees, and agents, and Landlord, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessor, its partners, employees and agents, and Landlord may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, liabilities or covenants applicable to Sublessee hereunder, Sublessee's occupancy or use of the Sublet Space, any alterations, additions or modifications made to the Premises by Sublessee or Sublessee's negligence or willful misconduct. This indemnification shall survive termination of this Sublease.

              b. Sublessor shall indemnify, defend and hold harmless Sublessee, its partners, employees, and agents from and against all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessee, its partners, employees and agents, and Landlord may suffer, incur or be liable for by reason of or arising out of or related to the gross negligence or willful misconduct of Sublessor or Sublessor's agents, contractors or employees on the Sublet Space.

         15. RIGHT TO CURE SUBLESSEE'S DEFAULTS. Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five (5) days' notice to Sublessee or the time within which Landlord may act on Sublessor's behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay attorneys' fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

         16. SUBLESSEE IMPROVEMENTS. Sublessee hereby agrees to build certain improvements to the Sublet Space in accordance with the terms of the Work Letter attached hereto as EXHIBIT E.

         17.  MISCELLANEOUS.

              a. ENTIRE AGREEMENT. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

              b. CAPTIONS. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

              c. LANDLORD'S CONSENT. This Sublease is conditioned upon Landlord's written approval of this Sublease within forty-five (45) days after the Document Date. If Landlord refuses to consent to this Sublease, or if the forty-five (45) day consent period expires, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublet Space; provided Sublessor shall return the Deposit, if previously delivered to Sublessor, to Sublessee.

              d. AUTHORITY. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

              e. ATTORNEYS' FEES. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

              f. HOLDOVER. This Sublease shall terminate without further notice at the expiration of the Sublease Term. If Sublessee holds over at the Sublet Space or any part thereof after the expiration or earlier termination of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to two hundred percent (200%) of the base rent due under the Master Lease. Nothing in the foregoing sentence shall be deemed Sublessor's permission for Sublessee to hold over, and acceptance of Base Rent by Sublessor following expiration of termination of the Sublease shall not constitute a renewal of this Sublease. In addition to the foregoing, Sublessee shall indemnify, defend by counsel satisfactory to Sublessor, protect and hold Sublessor harmless from any and all liabilities, claims, causes of action, damages, costs or expenses (including reasonable attorney's fees) directly or indirectly resulting from Sublessee's holding over at the Sublet Space beyond the expiration or termination of the Term.

              g. ACCESS. Sublessor reserves the right to enter the Sublet Space upon reasonable notice to Sublessee (except that in case of emergency no notice shall be necessary) in order to gain access to the security closet located on the second floor of the building.

              h. TIME. Time is of the essence of every provision of this Sublease.

              i. CONFIDENTIALITY. Sublessor, Sublessee and Landlord shall each keep all information related to this Sublease confidential. Sublessor, Sublessee and Landlord shall not disclose any such information to any other person or entity, without obtaining the prior written consent of each of the other parties.

              j. EXTERIOR SIGNAGE. Upon the Phase I Commencement Date and subject to any requirement for Landlord's prior approval pursuant to the Master Lease, Sublessee shall have the right to use Sublessor's exterior signage during the Term of this Sublease.

         IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Document Date.

                              "SUBLESSOR"

                              AMDAHL CORPORATION, a Delaware corporation

                              By: /s/  Edward S. Hartford
                                 -----------------------------------------
                                   Edward S. Hartford
                                   Its:   Vice President, Corporate Facilities


                              "SUBLESSEE"

                              YAHOO!, a California corporation

                              By: /s/ Gary Valenzuela
                                 -----------------------------------------
                                   Its:   Sr. VP, CFO

                              By:
                                 -----------------------------------------
                                   Its:
                                       -----------------------------------